EXHIBIT 99.1

NEWS

Veeco Instruments Inc., 1 Terminal Drive, Plainview, NY 11803 Tel. 516-677-0200 Fax. 516-677-0380

FOR IMMEDIATE RELEASE

Contact: Debra Wasser, SVP Investor Relations & Corporate Communications, 516-677-0200 x1472

VEECO’S REQUEST FOR CONTINUED LISTING GRANTED BY NASDAQ PANEL

Plainview, N.Y., July 19, 2013 – Veeco Instruments Inc. (NASDAQ: VECO) announced that on July 17, 2013, the NASDAQ Listing Qualifications Panel informed the Company that its request for continued listing on The NASDAQ Stock market until November 4, 2013 was granted.  On or prior to November 4, 2013, the Company must regain compliance with all applicable requirements for continued listing on The NASDAQ Stock Market including filing its outstanding annual and periodic reports with the Securities and Exchange Commission (“SEC”). The Company and its auditors are working towards becoming current with its SEC reports earlier than the November date.

About Veeco

Veeco’s process equipment solutions enable the manufacture of LEDs, power electronics, hard drives, MEMS and wireless chips.  We are the market leader in MOCVD, MBE, Ion Beam and other advanced thin film process technologies.  Our high performance systems drive innovation in energy efficiency, consumer electronics and network storage and allow our customers to maximize productivity and achieve lower cost of ownership.  For information on our company, products and worldwide service and support, please visit www.veeco.com.

To the extent that this news release discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risks discussed in the Business Description and Management’s Discussion and Analysis sections of Veeco’s Annual Report on Form 10-K for the year ended December 31, 2011 and in our subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and press releases. Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

# # #